Exhibit 10.10

LOCK-UP AGREEMENT

March 4, 2002

ActionPoint, Inc.

1299 Parkmoor Avenue

San Jose, CA 95126

Re: Lock-Up Agreement for ActionPoint, Inc. Affiliates

Ladies and Gentlemen:

The undersigned understands that ActionPoint, Inc., a Delaware corporation ("Parent"), has entered into an Agreement and Plan of Merger and Reorganization dated March 4, 2002 (the "Merger Agreement") with Condor Merger Corp., a California corporation and a wholly-owned subsidiary of Parent (the "Merger Sub"), and Captiva Software Corporation, a California corporation (the "Company"), pursuant to which Merger Sub will be merged with and into the Company, with the Company being the surviving corporation and becoming a wholly-owned subsidiary of Parent. Capitalized terms used in this letter agreement without definition shall have the meanings assigned to them in the Merger Agreement.

As a condition and inducement to the Company's willingness to enter into the Merger Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that (1) with respect to one-half of the shares of common stock of Parent held by the undersigned as of the date hereof and one-half of the shares of common stock of Parent issuable upon exercise of options held by the undersigned, if any, as of the date hereof (collectively, the "Restricted Shares"), for 90 calendar days immediately following the Effective Time, and (2) with respect to the remaining one- half of the Restricted Shares, for 180 calendar days immediately following the Effective Time, the undersigned will not, except with the prior written approval of the Company, (A) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of the Restricted Shares or any securities convertible into or exercisable or exchangeable for any of the Restricted Shares, or (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Shares, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of the common stock of Parent or such other securities, in cash or otherwise.

The foregoing shall not apply to (1) a bona fide gift or bona fide gifts, provided that the donee or donees thereof agree in writing to be bound by the terms of this agreement; (2) a distribution to limited partners, members or shareholders of the undersigned, provided that the distributees thereof agree in writing to be bound by the terms of this agreement; or (3) a transfer to any trust for the benefit of the undersigned or the undersigned's immediate family, provided that the trustee of the trust agrees in writing, on behalf of the trust, to be bound by the terms of this agreement. For purposes of this agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

The undersigned has as of the date hereof and, except as permitted by clause (1), (2) or (3) of the preceding paragraph, for the duration of this agreement, will retain good and marketable title to the Restricted Shares, free and clear of all liens, encumbrances and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with Parent's transfer agent and registrar against the transfer of the Restricted Shares except in compliance with the foregoing restrictions.

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The undersigned understands that the Company is relying upon this agreement in proceeding toward consummation of the Merger. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors, and assigns.

Very truly yours,

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